Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of April  10 , 2006, by and among Boston Edison Company, a Massachusetts utility corporation ("Boston Edison"), Commonwealth Electric Company, a Massachusetts utility corporation ("CEC"), Cambridge Electric Light Company, a Massachusetts utility corporation ("Cambridge"), and Canal Electric Company, a Massachusetts utility corporation ("Canal").

WITNESSETH:

WHEREAS, Boston Edison has an authorized capitalization consisting of (i) 100,000,000 shares of common stock, par value $1.00 per share ("Boston Edison Common Stock"), of which 75 shares are issued and outstanding; (ii) 2,660,000 shares of cumulative preferred stock, par value $100.00 per share ("Boston Edison Preferred Stock"), 430,000 shares of which (consisting of shares of two separate series) are issued and outstanding; and (iii) 8,000,000 shares of preference stock, par value $1.00 per share ("Boston Edison Preference Stock"), of which no shares are issued and outstanding;

WHEREAS, CEC has an authorized capitalization consisting of) 2,043,972 shares of common stock, par value $1.00 per share ("CEC Common Stock"), all of which shares are issued and outstanding;

WHEREAS, Cambridge has an authorized capitalization consisting of 346,600 shares of common stock, par value $1.00 per share ("Cambridge Common Stock"), all of which shares are issued and outstanding;

WHEREAS, Canal has an authorized capitalization consisting of 1,523,000 shares of common stock, par value $1.00 per share ("Canal Common Stock"), all of which shares are issued and outstanding; and

WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of CEC, Cambridge and Canal, and their respective stockholders to merge CEC, Cambridge and Canal with and into Boston Edison (the "Merger") in accordance with Section 96 of Chapter 164 of the Massachusetts General Laws and pursuant to this Agreement and the Articles of Merger attached hereto as  Annex I and incorporated herein (the "Articles"), whereby the holders of shares of CEC Common Stock, Cambridge Common Stock and Canal Common Stock will exchange their shares for Boston Edison Common Stock;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree that CEC, Cambridge and Canal shall be merged with into Boston Edison, which shall be the corporation surviving the Merger, and that the terms and conditions of the Merger, the mode of carrying it into effect, and the manner of converting and exchanging shares shall be as follows:

ARTICLE I

THE MERGER

(a)

Subject to and in accordance with the provisions of this Agreement, the Articles shall be executed and acknowledged by each of Boston Edison, CEC, Cambridge and Canal, and thereafter delivered to the Secretary of State of The Commonwealth of Massachusetts for filing, as provided in Section 102A of Chapter 164 of the Massachusetts General Laws.  The Merger shall become effective at such time as the Articles are filed as required by law with the Secretary of State of The Commonwealth of Massachusetts or such date, not more than thirty days after such filing, as may be specified in the Articles (the "Effective Time").  At the Effective Time, the separate existence of each of CEC, Cambridge and Canal shall cease and CEC, Cambridge and Canal shall be merged with and into Boston Edison (CEC, Cambridge, Canal and Boston Edison being sometimes referred to collectively herein as the "Constituent Corporations" and Boston Edison, the corporation designated in the Articles as the surviving corporation being sometimes referred to herein as the "Surviving Corporation");

(b)

Prior to and after the Effective Time, Boston Edison, CEC, Cambridge and Canal, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger.  In this connection, Boston Edison shall issue the Boston Edison Common Stock which the holders of CEC Common Stock, Cambridge Common Stock and Canal Common Stock are entitled to receive as provided in Article II hereof.  In the event that at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Constituent Corporations, the officers and directors of each of the Constituent Corporations as of the Effective Time shall take all such further action.

ARTICLE II

TERMS OF CONVERSION AND EXCHANGE OF SHARES

At the Effective Time:

(a)

Each share of Boston Edison Common Stock issued and outstanding immediately prior to the Merger shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the common stock of the Surviving Corporation;

(b)

The shares of Boston Edison Preferred Stock issued and outstanding immediately prior to the Merger shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the particular series of preferred stock of the Surviving Corporation; and

(c)

Each share of CEC Common Stock, Cambridge Common Stock and Canal Common Stock issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the following number of share of common stock of the Surviving Corporation, which thereupon shall be issued, fully paid and nonassessable: 0.0000088 in the case of CEC; 0.0000115 in the case of Cambridge; and 0.0000084 in the case of Canal.

ARTICLE III

ARTICLES OF ORGANIZATION AND BYLAWS

From and after the Effective Time, and until thereafter amended as provided by law, the Restated Articles of Organization of Boston Edison as in effect immediately prior to the Merger shall be and continue to be the Restated Articles of Organization of the Surviving Corporation.  The purposes of the Surviving Corporation, the total number of shares and par value of each class of stock which the Surviving Corporation is authorized to issue and a description of each class of stock authorized at the Effective Time, with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class and any series thereof then established, are as stated in such Restated Articles of Organization, which are attached hereto as Annex II and incorporated herein.  From and after the Effective Time, the Bylaws of Boston Edison shall be and continue to be the Bylaws of the Surviving Corporation until amended in accordance with law.

ARTICLE IV

DIRECTORS AND OFFICERS

The persons who are directors and officers of Boston Edison immediately prior to the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the Bylaws of the Surviving Corporation.  If, at or following the Effective Time, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.

ARTICLE V

STOCK CERTIFICATES

As soon as practicable after the Effective Time the holders of outstand shares of CEC Common Stock, Cambridge Common Stock and Canal Common Stock shall deliver to the Surviving Company such shares in exchange for the appropriate number of shares of common stock of the Surviving Company as provided in Article II.   At the Effective Time, each outstanding certificate which, prior to the Effective Time, represented CEC Common Stock, Cambridge Common Stock and Canal Common Stock shall be no longer be outstanding and shall be automatically cancelled and each holder thereof will cease to have rights with respect thereto, except to receive the appropriate number of shares of common stock of the Surviving Company in accordance with Article II.

ARTICLE VI

CONDITIONS OF THE MERGER

Consummation of the Merger is subject to the satisfaction of the following conditions:

(a)

The Merger shall have received the approval of the holders of each class of common stock outstanding and entitled to vote thereupon of each of the Constituent Corporations as required by Section 96 of Chapter 164 of the Massachusetts General Laws.

(b)

The issuance of Boston Edison Common Stock and the Merger shall have been approved by the Massachusetts Department of Telecommunications and Energy as required by Chapter 164 of the Massachusetts General Laws, by the Federal Energy Regulatory Commission (“FERC”) as required by Section 203 of the FERC’s regulations and by all other governmental agencies whose approval is necessary, appropriate or desirable.

ARTICLE VII

AMENDMENT AND TERMINATION

The parties hereto by mutual consent of their respective Boards of Directors may amend, modify, supplement or terminate (and the Merger and other transactions herein provided for abandoned) this Agreement in such manner as may be agreed upon by them in writing, at any time before or after approval of this Agreement by the stockholders of the Constituent Corporations.

ARTICLE VIII

EFFECTIVE TIME OF THE MERGER

Subject to the prior satisfaction of the conditions of the Merger set forth in Article VI hereof and the authority to terminate this Agreement as set forth in Article VII hereof, the Constituent Corporations shall do all such acts and things as shall be necessary or desirable in order to make the Effective Time occur as soon thereafter as practicable.

ARTICLE IX

MISCELLANEOUS

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Boston Edison, CEC, Cambridge and Canal, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors, have each caused this

Agreement and Plan of Merger to be executed as of the date first written above by its President or one of its Vice Presidents and Treasurer or Assistant Treasurer and its corporate or common seal to be affixed hereto and attested by its Secretary.

ATTEST:

BOSTON EDISON COMPANY

/S/ RICHARD J. MORRISON______

By: /S/ DOUGLAS S. HORAN_____

Richard J. Morrison

Name: Douglas S. Horan

Secretary

Title: Senior Vice President/Strategy,

Law & Policy and General Counsel

[BOSTON EDISON COMPANY SEAL]

By:  /S/ JAMES J. JUDGE

Name: James J. Judge

Title:   Senior Vice President, Treasurer & Chief

Financial Officer

ATTEST:

COMMONWEALTH ELECTRIC COMPANY

/S/ RICHARD J. MORRISON

By: /S/ DOUGLAS S. HORAN

Richard J. Morrison

Name: Douglas S. Horan

Secretary

Title:   Senior Vice President/Strategy,

Law & Policy and General Counsel

[COMMONWEALTH

ELECTRIC COMPANY SEAL]

By: /S/ JAMES J. JUDGE

Name: James J. Judge

Title:   Senior Vice President, Treasurer & Chief

Financial Officer

ATTEST:

CAMBRIDGE ELECTRIC LIGHT COMPANY

/S/ RICHARD J. MORRISON

By: /S/ DOUGLAS S. HORAN

Richard J. Morrison

Name: Douglas S. Horan

Secretary

Title: Senior Vice President/Strategy,

Law & Policy and General Counsel

[CAMBRIDGE ELECTRIC LIGHT

COMPANY  SEAL]

By: /S/ JAMES J. JUDGE

Name: James J. Judge

Title:   Senior Vice President, Treasurer & Chief

Financial Officer

ATTEST:

CANAL ELECTRIC COMPANY

/S/ RICHARD J. MORRISON

By: /S/ DOUGLAS S. HORAN

Richard J. Morrison

Name: Douglas S. Horan

Secretary

Title: Senior Vice President/Strategy,

Law & Policy and General Counsel

[CANAL ELECTRIC COMPANY SEAL]

By: /S/ JAMES J. JUDGE

Name: James J. Judge

Title:   Senior Vice President, Treasurer & Chief

Financial Officer

ANNEX I

to

Agreement and Plan of Merger

ARTICLES OF MERGER

of

BOSTON EDISON COMPANY

(A Massachusetts Utility Corporation)

and

COMMONWEALTH ELECTRIC COMPANY

(A Massachusetts Utility Corporation)

and

CAMBRIDGE ELECTRIC LIGHT COMPANY

(A Massachusetts Utility Corporation)

and

CANAL ELECTRIC COMPANY

(A Massachusetts Utility Corporation)

Pursuant to the provisions of Section 102A of Chapter 164 of the Massachusetts General Laws, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Commonwealth Electric Company, Cambridge Electric Light Company and Canal Electric Company with and into Boston Edison Company, which shall be the Surviving Corporation:

1.

Attached hereto and incorporated herein by reference is the Agreement and Plan of Merger dated as of April 10, 2006, of the undersigned corporations.  The Surviving Corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of a Constituent Corporation, upon written request and without charge.  The Effective Time as defined therein is 12:01 A.M., Boston time on January 27, 2007.

2.

The undersigned president or vice president and secretary or assistant secretary of each undersigned corporation hereby state under the penalties of perjury that the attached Agreement and Plan of Merger has been duly executed on behalf of such corporation and has been approved by the stockholders of such corporation and by the Department of Telecommunications and Energy of The Commonwealth of Massachusetts in the manner required by Section 96 of Chapter 164 of the Massachusetts General Laws.

3.

The post office address of the initial principal office of the Surviving Corporation is 800 Boylston St., MA 02199.

4.

The name, residence and post office address of each of the initial directors and the chairman, president, treasurer and secretary of the Surviving Corporation are as follows:

Name

Title

Residence

Post Office Address

Thomas J. May

Chairman of

22 Longmeadow Drive

c/o 800 Boylston Street

the Board,

Westwood, MA 02090

Boston, MA  02199

President and

Chief Executive

Officer

James J. Judge

Director, Senior Vice

30 Cushing Hill Road

c/o 800 Boylston Street

President,

Hanover, MA 02339

Boston, MA 02199

Treasurer and Chief

Financial Officer

Douglas S. Horan

Director, Senior Vice

171 Asbury St.

c/o 800 Boylston Street

President/Strategy,

Hamilton, MA. 01982

Boston, MA 02199

Law & Policy and

General Counsel

Richard J. Morrison

Secretary

60 Washburn Ave.

c/o 800 Boylston St.

Wellesley, MA. 02481

Boston, MA. 02199

5.

The fiscal year of the Surviving Corporation initially adopted shall end on the last day of the month of December in each year.

6.

The date and time initially fixed in the Bylaws for the annual meeting of the stockholders of the Surviving Corporation is 11:00 a.m. on the last Tuesday in April of each year.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, Boston Edison, Commonwealth Electric Company, Cambridge Electric Company and Canal Electric Company, pursuant to approval and authorization duly given by resolutions adopted by their respective Boards of Directors, have each caused these Articles of Merger to be executed by its president or one of its vice presidents and its secretary or one of its assistant secretaries.

Dated: April 10, 2006

BOSTON EDISON COMPANY

By: /S/ DOUGLAS S. HORAN

Name: Douglas S. Horan

Title: Senior Vice President/Strategy, Law

& Policy and General Counsel

By: /S/ JAMES J. JUDGE

Name: James J. Judge

Title: Senior Vice President, Treasurer & Chief Financial Officer

COMMONWEALTH ELECTRIC COMPANY

By: /S/ DOUGLAS S. HORAN

Name: Douglas S. Horan

Title: Senior Vice President/Strategy, Law

& Policy and General Counsel

By: /S/ JAMES J. JUDGE

Name: James J. Judge

Title:   Senior Vice President, Treasurer & Chief Financial Officer

CAMBRIDGE ELECTRIC LIGHT COMPANY

By: /S/ DOUGLAS S. HORAN

Name: Douglas S. Horan

Title: Senior Vice President/Strategy, Law

& Policy and General Counsel

By: /S/ JAMES J. JUDGE

Name: James J. Judge

Title:   Senior Vice President, Treasurer & Chief Financial Officer

CANAL ELECTRIC COMPANY

By: /S/ DOUGLAS S. HORAN

Name: Douglas S. Horan

Title: Senior Vice President/Strategy, Law

& Policy and General Counsel

By: /S/ JAMES J. JUDGE

Name: James J. Judge

Title:   Senior Vice President, Treasurer & Chief Financial Officer